Goldman Sachs Trust - - Exhibits to Form N-SAR for the Semi-Annual Period Ended June 30, 2003

         Exhibit 77Q1(e)

         1. The Assumption Agreement dated as of April 26, 2003 relating to the assumption by Goldman Sachs Asset Management, L.P. of all rights and obligations of Goldman Sachs & Co. under the Management Agreement dated April 30, 1997 with respect to the Institutional Liquid Assets ("ILA") Prime Obligations Portfolio, ILA Government Portfolio, ILA Treasury Obligations Portfolio, ILA Treasury Instruments Portfolio, ILA Money Market Portfolio, ILA Federal Portfolio, ILA Tax-Exempt Diversified Portfolio, ILA Tax-Exempt California Portfolio and ILA Tax-Exempt New York Portfolio is incorporated herein by reference to exhibit
(d)(18) of Post-Effective Amendment No. 83 to Goldman Sachs Trust's Registration Statement filed with the Commission on June 13, 2003 (Accession No. 0000950123-03-007054).

         2. The Assumption Agreement dated as of April 26, 2003 relating to the assumption by Goldman Sachs Asset Management, L.P. of all rights and obligations of Goldman, Sachs & Co. under the Management Agreement dated January 1, 1998 with respect to the Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs Balanced Strategy Portfolio and Goldman Sachs Growth and Income Strategy Portfolio is incorporated herein by reference to exhibit (d)(21) of Post Effective Amendment No. 83 to Goldman Sachs Trust's Registration Statement filed with the Commission on June 13, 2003 (Accession No. 0000950123-03-007054).